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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                          June 24, 2004 (June 22, 2004)

                         AMERICAN TECHNOLOGY CORPORATION
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                                         87-0361799
          --------                                         ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
       Incorporation)

                                     0-24248
                                     -------
                            (Commission File Number)

13114 Evening Creek Drive South, San Diego, California           92128
------------------------------------------------------           -----
      (Address of Principal Executive Offices)                 (Zip Code)

                                 (858) 679-2114
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 22, 2004, American Technology Corporation issued a press release announcing Michael A. Russell as the company's new chief financial officer, and the resignation of Joseph A. Zerucha as Vice President, Sales and Marketing for the Business Group. A copy of the press release is attached as
Exhibit 99.1.

         From March 2004 to June 2004, Mr. Russell was the Chief Financial Officer of Renaissance Wireless Corporation, and from April 2004 to June 2004, he was also the Chief Financial Officer of IC Mechanics, Inc., a company related to Renaissance Wireless. Both are privately held companies in the wireless communications field. From May 2000 to July 2003, Mr. Russell was the Chief Financial Officer of Metallic Power, Inc., a privately held fuel cell development company. From November 1998 to February 2000, he served as Vice President of Finance for the Financial Solutions Group of HNC Software, Inc., a publicly traded company subsequently acquired by Fair Isaac Corporation in August 2002. Mr. Russell obtained a B.S. in Engineering in 1968 and an MBA in 1971 from UCLA.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired.

                  Not applicable.

         (b) Pro forma financial information.

                  Not applicable.

         (c) Exhibits.

                  99.1     Press release dated June 22, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN TECHNOLOGY CORPORATION


Date: June 24, 2004                         By: /s/ ELWOOD G. NORRIS
                                                --------------------------------
                                                Elwood G. Norris
                                                Chairman of the Board




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